EXHIBIT 10.1

Pharmos Corporation
99 Wood Avenue South, Suite 311
Iselin, NJ 08830

As of January 25, 2006

Dr. Haim Aviv
Pharmos Ltd.
Kiryat Weizmann
Rehovot, Israel

          Re: Amendment of Employment Agreement

Dear Haim:

          I am writing to confirm the decision of the Board of Directors of Pharmos Corporation (the “Company”), upon the recommendation of its Compensation Committee, to amend the Employment Agreement dated as of April 2, 2001 between the Company and you (the “Employment Agreement”). Unless otherwise indicated, capitalized terms used in this letter shall have the same meaning as when used in the Employment Agreement. Except for the changes provided herein, the Employment Agreement remains in full force and effect.

          We have agreed to clarify the Employment Agreement to confirm that the calculation of any severance payments to be received by you upon a termination of employment in certain circumstances shall be based on the aggregate annual compensation you had been receiving at the time of termination, both in the form of base salary as an employee of the Company’s Pharmos Ltd. subsidiary and in the form of an annual consulting fee paid directly by the Company to an entity owned by you. We have also agreed to make certain additional conforming changes to the Employment Agreement. To that end, we have agreed to add the following sentence at the end of Section 3(a) of the Employment Agreement, as follows:

“When used herein, the term “Base Compensation” shall mean the aggregate of the annual salary paid to AVIV from Limited and the consulting fees paid to HA Ventures from the Corporation.”

          We have also agreed to substitute the words “Base Compensation” for “base salary” in Sections 6(d)(i),
6(e)(i), 6(f)(i), 7(b) and 7(d)(ii) of the Employment Agreement.

          Please acknowledge your acceptance of the foregoing by signing and returning a copy of this letter to us.

PHARMOS CORPORATION

By:

James Meer,
Senior Vice President and
Chief Financial Officer

AGREED AND ACCEPTED:

Haim Aviv